SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 12, 2005

Wells Real Estate Fund XIII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-49633	58-2438244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01. Regulation FD Disclosure

On June 17, 2005, Wells Real Estate Fund XIII, L.P. (the "Registrant") sent a letter to the financial representatives of the limited partners of the Registrant which provides an estimate of the amount of net proceeds anticipated to be distributed in the fourth quarter of 2005 from the sale of certain properties owned by the Wells funds in which their clients have invested along with a sample letter that will be sent to those investors receiving distributions and their current distribution instructions on file. A copy of the letter, which also includes a copy of the investor letter dated August 15, 2005, is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits
Exhibit Number	Exhibit Title
99.1	Letter to Financial Representatives dated August 12, 2005
99.2	Letter to Investors dated August 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Leo F. Wells, III Leo F. Wells, III President

Date: August 12, 2005

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Letter to Financial Representatives dated August 12, 2005
99.2	Letter to Investors dated August 15, 2005